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                                                                    EXHIBIT 10.6

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                                   SUMMARY OF

                           MANAGEMENT INCENTIVE PLAN

I       OVERVIEW

        This plan is created to provide an incentive to management and key employees for achieving planned business objectives established for a fiscal year. The Plan is designed to reward all participants when the Company's financial objectives are attained. The Plan is a key element for ensuring that the compensation of IMS's key employees supports IMS's business objectives as well as maintaining competitiveness for participating employees.

        This plan will be revised annually, based on annual financial objectives and other corporate objectives.

        Participants must be regular, full-time employees on the date payment is made to be eligible for payment. Any participants entering the plan after a specified date will be eligible for prorated payments per the payment provisions of the plan, if they have worked at least 2/3rds of the payout period.

II.     TARGET INCENTIVE AND BASIS FOR PAYMENT

        o Annual target incentive is established at differing levels for different categories of participants as a percentage of annual base salary.

        o The annual target incentive is tied to accomplishment of Corporate EBIT Objectives. EBIT is defined in the Plan, reviewed and approved by senior management and the IMS Board of Directors.

        o Results are assessed and paid against these objectives on a quarterly basis, subject to certain holdbacks.

III.    ELIGIBILITY REQUIREMENTS

        Eligible participants for the Plan are:

        o       President & CEO

        o       Vice Presidents

        o       Direct Reports to Vice Presidents (Directors & Key Managers)

        o       Plant Managers

        o Other key employees as determined by Company management and approved by the Compensation Committee.

        o There will be no payout if the Company loses money, or if payment would take the Company to a loss position.

IV.     CHANGES

        Changes to the plan may only occur with the Chief Executive Officer and IMS Compensation Committee approval.

V.      PAYOUT MATRIX FOR ACCOMPLISHMENT OF FINANCIAL (EBIT) OBJECTIVES

        Financial Objective payouts will be triggered by the attainment of financial break-even of specified consolidated corporate earnings before interest and taxes (including bonus accrual) ("EBIT"). No payouts will be made if the Company is in a loss situation, or if payout of an incentive bonus would trigger a loss.

        IMS must be in compliance with bank covenants or have obtained waiver/amendments.